Exhibit 99.3

Consolidated Balance Sheets

(dollars in millions)

	6-30-16	3-31-16	6-30-15
Assets
Loans	$62,098	$60,438	$58,264
Loans held for sale	442	684	835
Securities available for sale	14,552	14,304	14,244
Held-to-maturity securities	4,832	5,003	5,022
Trading account assets	965	765	674
Short-term investments	6,599	5,436	3,222
Other investments	577	643	703

Total earning assets	90,065	87,273	82,964
Allowance for loan and lease losses	(854)	(826)	(796)
Cash and due from banks	496	474	693
Premises and equipment	742	750	788
Operating lease assets	399	362	296
Goodwill	1,060	1,060	1,057
Other intangible assets	50	57	83
Corporate-owned life insurance	3,568	3,557	3,502
Derivative assets	1,234	1,065	536
Accrued income and other assets	2,673	2,849	3,312
Discontinued assets	1,717	1,781	2,169

Total assets	$101,150	$98,402	$94,604

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$40,195	$38,946	$36,024
Savings deposits	2,355	2,385	2,370
Certificates of deposit ($100,000 or more)	3,381	3,095	2,032
Other time deposits	3,267	3,259	3,105

Total interest-bearing deposits	49,198	47,685	43,531
Noninterest-bearing deposits	26,127	25,697	26,640
Deposits in foreign office — interest-bearing	—	—	498

Total deposits	75,325	73,382	70,669
Federal funds purchased and securities sold under repurchase agreements	360	374	444
Bank notes and other short-term borrowings	687	615	528
Derivative liabilities	746	790	560
Accrued expense and other liabilities	1,326	1,410	1,537
Long-term debt	11,388	10,760	10,265

Total liabilities	89,832	87,331	84,003

Equity
Preferred stock, Series A	290	290	290
Common shares	1,017	1,017	1,017
Capital surplus	3,835	3,818	3,898
Retained earnings	9,166	9,042	8,614
Treasury stock, at cost	(2,881)	(2,888)	(2,884)
Accumulated other comprehensive income (loss)	(114)	(213)	(345)

Key shareholders’ equity	11,313	11,066	10,590
Noncontrolling interests	5	5	11

Total equity	11,318	11,071	10,601

Total liabilities and equity	$101,150	$98,402	$94,604

Common shares outstanding (000)	842,703	842,290	843,608

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended			Six months ended
	6-30-16	3-31-16	6-30-15	6-30-16	6-30-15
Interest income
Loans	$567	$562	$532	$1,129	$1,055
Loans held for sale	5	8	12	13	19
Securities available for sale	74	75	72	149	142
Held-to-maturity securities	24	24	24	48	48
Trading account assets	6	7	5	13	10
Short-term investments	6	4	2	10	4
Other investments	2	3	5	5	10

Total interest income	684	683	652	1,367	1,288

Interest expense
Deposits	34	31	26	65	52
Bank notes and other short-term borrowings	3	2	2	5	4
Long-term debt	50	46	40	96	77

Total interest expense	87	79	68	166	133

Net interest income	597	604	584	1,201	1,155
Provision for credit losses	52	89	41	141	76

Net interest income after provision for credit losses	545	515	543	1,060	1,079

Noninterest income
Trust and investment services income	110	109	111	219	220
Investment banking and debt placement fees	98	71	141	169	209
Service charges on deposit accounts	68	65	63	133	124
Operating lease income and other leasing gains	18	17	24	35	43
Corporate services income	53	50	43	103	86
Cards and payments income	52	46	47	98	89
Corporate-owned life insurance income	28	28	30	56	61
Consumer mortgage income	3	2	4	5	7
Mortgage servicing fees	10	12	9	22	22
Net gains (losses) from principal investing	11	—	11	11	40
Other income (a), (b)	22	31	5	53	24

Total noninterest income	473	431	488	904	925

Noninterest expense
Personnel	427	404	408	831	797
Net occupancy	59	61	66	120	131
Computer processing	45	43	42	88	80
Business services and professional fees	40	41	42	81	75
Equipment	21	21	22	42	44
Operating lease expense	14	13	12	27	23
Marketing	22	12	15	34	23
FDIC assessment	8	9	8	17	16
Intangible asset amortization	7	8	9	15	18
OREO expense, net	2	1	1	3	3
Other expense	106	90	86	196	170

Total noninterest expense	751	703	711	1,454	1,380

Income (loss) from continuing operations before income taxes	267	243	320	510	624
Income taxes	69	56	84	125	158

Income (loss) from continuing operations	198	187	236	385	466
Income (loss) from discontinued operations, net of taxes	3	1	3	4	8

Net income (loss)	201	188	239	389	474
Less: Net income (loss) attributable to noncontrolling interests	(1)	—	1	(1)	3

Net income (loss) attributable to Key	$202	$188	$238	$390	$471

Income (loss) from continuing operations attributable to Key common shareholders	$193	$182	$230	$375	$452
Net income (loss) attributable to Key common shareholders	196	183	233	379	460

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.23	$.22	$.27	$.45	$.53
Income (loss) from discontinued operations, net of taxes	—	—	—	—	.01
Net income (loss) attributable to Key common shareholders (b)	.23	.22	.28	.45	.54

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.23	$.22	$.27	$.44	$.52
Income (loss) from discontinued operations, net of taxes	—	—	—	—	.01
Net income (loss) attributable to Key common shareholders (b)	.23	.22	.27	.45	.53

Cash dividends declared per common share	$.085	$.075	$.075	$.16	$.14

Weighted-average common shares outstanding (000)	831,899	827,381	839,454	829,640	843,992
Effect of common share options and other stock awards	6,597	7,679	6,858	7,138	7,695

Weighted-average common shares and potential common shares outstanding (000) (c)	838,496	835,060	846,312	836,778	851,687

(a)	For the three months ended June 30, 2016, March 31, 2016, and June 30, 2015, net securities gains (losses) totaled less than $1 million. For the three months ended June 30, 2016, March 31, 2016, and June 30, 2015, Key did not have any impairment losses related to securities.
(b)	Earnings per share may not foot due to rounding.
(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.